EXHIBIT 99.1
FirstCash Reports Second Quarter Results;
64 Stores Added YTD, Including 26-Store U.S. Acquisition;
Declares $0.30 Quarterly Cash Dividend
____________________________________________________________

Fort Worth, Texas (July 21, 2021) -- FirstCash, Inc. (the “Company”) (Nasdaq: FCFS), the leading international operator of over 2,800 retail pawn stores in the U.S. and Latin America, today announced operating results for the three and six month periods ended June 30, 2021, and an update on the impact of COVID-19 on its business. In addition, the Board of Directors declared a $0.30 per share quarterly cash dividend to be paid in August 2021.

Mr. Rick Wessel, chief executive officer, stated, “FirstCash posted strong second quarter earnings results driven by an accelerating recovery in pawn receivables and the continued strength of retail operations. At this point, Latin American pawn receivable balances have substantially recovered from the impacts of COVID-19 while U.S. pawn loan originations are rapidly approaching normalized levels as we begin the second half of the year.

“Second quarter highlights also include the acquisition of a 26-store chain of high-performing pawn stores in Texas and 12 de novo store openings during the quarter. FirstCash’s store count has now surpassed 2,800 total locations and we believe there are additional growth opportunities ahead. In addition to funding store growth, our strong cash flows and balance sheet returned cash to shareholders through a quarterly cash dividend of $0.30 per share and $38 million in share repurchases during the first half of 2021.”
This release contains adjusted earnings measures, which exclude certain extraordinary and/or non-cash expenses, which are non-GAAP financial measures. Please refer to the descriptions and reconciliations to GAAP of these and other non-GAAP financial measures at the end of this release.

	Three Months Ended June 30,
	As Reported (GAAP)		Adjusted (Non-GAAP)
In thousands, except per share amounts	2021	2020	2021	2020
Revenue	$389,578	$412,746	$389,578	$412,746
Net income	$28,427	$25,873	$29,038	$25,872
Diluted earnings per share	$0.70	$0.62	$0.71	$0.62
EBITDA (non-GAAP measure)	$56,786	$53,962	$57,524	$53,930
Weighted-average diluted shares	40,802	41,531	40,802	41,531

	Six Months Ended June 30,
	As Reported (GAAP)		Adjusted (Non-GAAP)
In thousands, except per share amounts	2021	2020	2021	2020
Revenue	$797,517	$879,236	$797,517	$879,236
Net income	$62,142	$58,791	$63,966	$66,167
Diluted earnings per share	$1.52	$1.41	$1.56	$1.59
EBITDA (non-GAAP measure)	$120,741	$118,586	$123,125	$128,536
Weighted-average diluted shares	40,929	41,769	40,929	41,769

Consolidated Earnings Highlights
•Diluted earnings per share for the second quarter increased 13% on a GAAP basis and increased 15% on an adjusted non-GAAP basis compared to the prior-year quarter. Year-to-date diluted earnings per share increased 8% on a GAAP basis and decreased 2% on an adjusted non-GAAP basis compared to the prior year.
•Operating results in the second quarter reflected increased revenues in Latin America coupled with improved gross margins and lower operating expenses in the U.S., which more than offset the expected revenue decline in the U.S.:
•Pawn loans outstanding at quarter end increased 35% over the prior year and 29% on a constant currency basis. Resulting pawn fees, which typically lag the growth in pawn receivables, increased 8% in total and 2% on a constant currency basis in the second quarter compared to the prior-year quarter.
•Retail sales gross margins of 42% in the second quarter remained at record levels and improved over the 40% gross margins achieved in the second quarter of last year. Despite higher than normal U.S. retail comps a year ago when many competing retailers were shut down due to the pandemic, second quarter merchandise gross profit decreased only 3% compared to the same quarter of 2020.
•Increased inventory turns and margins resulted in a record return on earning assets (trailing twelve months net revenue divided by average pawn receivables and inventories) of 190% as of June 2021 compared to 172% in June of 2020.
•The Company continued to optimize operating expenses which resulted in store level expense reductions of 1% on a U.S. dollar basis and 5% on a constant currency basis versus the prior-year quarter. Administrative expenses were reduced 3% on a dollar reported basis and 6% on a constant currency basis compared to the prior year.
•The adjusted EBITDA margin for the second quarter of 2021 was 15% compared to a 13% margin in the second quarter of 2020.

Acquisitions and Store Opening Highlights
•The Company acquired 26 U.S. pawn stores located in the Houston and San Antonio markets of Texas in mid-May. Year-to-date, a total of 28 U.S. stores have been acquired for an aggregate purchase price of approximately $51 million.
•A total of 12 de novo locations were opened during the second quarter, which included 10 locations in Mexico, one in Colombia and one in the U.S. A total of 36 stores have been opened year-to-date. In addition, a total of eight locations in Mexico have relocated or expanded thus far in 2021 while another three locations in Mexico have been consolidated with overlapping stores.
•With the addition of 64 total stores year-to-date, the Company now operates 2,804 stores, with 1,733 stores located in Latin America and 1,071 stores in the U.S. The Latin American locations include 1,645 stores in Mexico, 60 stores in Guatemala, 15 stores in Colombia and 13 stores in El Salvador.

U.S. Pawn Operations
•Pawn receivables were up 29% at June 30, 2021 compared to the prior year while same-store pawn receivables increased 24% at quarter end, reflecting further recovery in pawn balances, especially in the latter half of the quarter. Resulting pawn fees, which typically lag pawn receivables growth, were down only 7% in total for the second quarter, and 9% on a same-store basis, compared to the prior-year quarter.
•Retail sales for the second quarter of 2021 were down 17% compared to the prior-year quarter, which was expected given the especially robust retail sales in the second quarter of 2020 when many other U.S. retailers were closed due to the pandemic. On a same store-basis, retail sales declined 19% compared to the prior-year quarter.

•Retail margins continued to expand, with second quarter retail margins of 45% compared to 42% in the same quarter last year. The strength in retail margins reflect continued retail demand for value-priced, pre-owned merchandise, increased buying of fresh merchandise from customers and lower levels of aged inventory, all of which limited the need for normal discounting.
•Inventories increased 20% on a year-over-year basis, and while not recovered to normalized levels, the inventory turnover rate at 3.1 times for the trailing twelve months ended June 30, 2021 reflects improved retail efficiency. Inventories aged greater than one year as of June 30, 2021 declined further to 1%.
•Wholesale scrap jewelry margins improved to 21% in the second quarter of 2021 compared to 12% in the respective prior-year period, as the Company benefited from increased gold prices compared to last year. Despite lower sales volumes, net revenue from non-core scrap jewelry sales increased 30% for the quarter compared to the prior-year quarter as a result of the increased margins.
•Store operating expenses decreased 9% in total and 11% on a same-store basis compared to the prior-year quarter, reflecting the continued expense optimization efforts from reduced staffing levels through normal attrition, reduced store hours in some markets and other cost saving initiatives.
•The segment pre-tax operating margin improved to 19% for the second quarter of 2021 compared to 18% for the prior-year quarter. On a year-to-date basis, the segment pre-tax operating margin was 21%, a significant improvement over the 19% margin in the respective prior-year period.

Note: Certain growth rates in “Latin America Pawn Operations” below are calculated on a constant currency basis, a non-GAAP financial measure defined at the end of this release. The average Mexican peso to U.S. dollar exchange rate for the three month period ended June 30, 2021 was 20.1 pesos / dollar, a favorable change of 14% versus the comparable prior-year period, and for the six month period ended June 30, 2021 was 20.2 pesos / dollar, a favorable change of 6% versus the prior-year period.

Latin America Pawn Operations
•Pawn receivables at June 30, 2021 were up 50% compared to the prior year, and 30% on a constant currency basis, on both a total and same-store basis.
•Pawn fees increased 43% in the second quarter, or 24% on a constant currency basis, as compared to the prior-year quarter. On a same-store basis, pawn fees increased 42% on a U.S. dollar basis and 23% on a constant currency basis compared to the prior-year quarter.
•Retail sales for the second quarter increased 18%, or 2% on a constant currency basis, compared to the prior-year quarter. Same-store retail sales increased 16% on a U.S. dollar basis and 1% on a constant currency basis compared to the prior-year quarter.
•Retail margins continued to strengthen at 37% in the second quarter of 2021 compared to 36% in the second quarter of 2020. As in the U.S., the improved margins reflect fresher inventories and continued demand for popular value-priced consumer electronics. As a result, gross profit from retail sales increased 21% on a U.S. dollar basis, or 4% on a constant currency basis, in the second quarter compared to the prior-year quarter.
•Further reflecting the improved retail efficiency, annualized inventory turnover was a near record at 4.4 times for the trailing twelve months ended June 30, 2021 compared to 3.9 turns in the same period last year. Inventories aged greater than one year as of June 30, 2021 declined further to 1%.
•Store operating expenses increased 21% on a U.S. dollar basis but only 5% on a constant currency basis while same-store operating expenses increased 19%, or 4% on a constant currency basis, compared to the prior-year quarter. As a reminder, store operating expenses in the prior-year quarter were lower than normal in part due to temporary store closures and restrictions on retail operations in most Latin American markets due to the pandemic.

•Segment pre-tax operating income for the second quarter of 2021 increased $7 million, or 36%, ($4 million, or 20% on a constant currency basis) over the prior-year quarter. The resulting segment pre-tax operating margin increased to 20% for the second quarter of 2021 (also 20% on a constant currency basis) compared to 17% in the prior-year quarter.

Liquidity and Shareholder Returns
•The Company generated $193 million in cash flow from operations and $77 million in adjusted free cash flow during the trailing twelve months ended June 30, 2021 compared to $269 million of cash flow from operations and $421 million of adjusted free cash flow during the same prior-year period.
•During the second quarter, the Company utilized its cash flows and borrowing capacity to fund $62 million in pawn receivable and inventory growth, $48 million in acquisitions and $26 million for capital expenditures (primarily for new stores) and purchases of store real estate.
•The Board of Directors declared a $0.30 per share third quarter cash dividend on common shares outstanding, which will be paid on August 27, 2021 to stockholders of record as of August 13, 2021. This represents an annualized dividend of $1.20 per share. Any future dividends are subject to approval by the Company’s Board of Directors.
•The Company repurchased 452,000 shares of common stock during the second quarter at an aggregate cost of $33 million and an average cost per share of $73.06. For the six months ended June 30, 2021, the Company repurchased 536,000 shares of common stock at an aggregate cost of $38 million and an average cost per share of $70.87. The Company had $84 million remaining under its current share repurchase authorization at quarter end. Future share repurchases are subject to expected liquidity, acquisition opportunities, debt covenant restrictions and other relevant factors.

2021 Outlook
Given the continued uncertainties related to COVID-19 and, in particular, the associated government assistance programs, the Company is not currently providing earnings guidance. However, the following factors are expected to impact operating trends in 2021:
•Impacts of COVID-19: The extent to which COVID-19 continues to impact the Company’s operations will depend on future developments, which remain uncertain and cannot be predicted with confidence. This uncertainty includes the pace of the economic recovery in the markets in which we serve and the impact of future governmental responses, most notably the monthly advance payment of federal child tax credits that began in mid-July in the U.S.
•Pawn loan origination activity continues to improve, with U.S. same-store new loan volumes thus far in July down only 10% compared to 2019 originations. While U.S. same-store pawn balances are currently up 28% at July 20, 2021 compared to the prior year, they are still down 23% compared to the same date in 2019. Accordingly, same-store pawn fees in the third quarter will continue to be below normalized levels. The Company cannot currently predict the impact, if any, of the monthly advance payments of the federal child tax credit which began in mid-July 2021.
•In Mexico, which comprises the majority of the Company’s Latin American operations and where there have been minimal stimulus programs, same-store pawn loans are currently 34% above prior-year levels and only 4% below this date in 2019.
•Income tax rate: For the full year of 2021, the effective income tax rate, under current tax codes in the U.S. and Latin America, is expected to range from 26.5% to 27.5% compared to 25.8% in 2020.
•New store openings: Through June, the Company has opened 36 new stores and the Company continues to expect 50 to 60 new store openings for the full year 2021.

Additional Commentary and Analysis

Mr. Wessel provided the following additional insights on the Company’s second quarter and year-to-date operating results:

“We are very encouraged by the current trends, most notably the improved lending demand and the continuation of strong retail metrics. Even though revenues are still recovering, we posted year-to-date segment operating profit margins of 20% or more in both the U.S. and Latin America. These first half results, coupled with anticipated further growth in pawn receivables and revenues and continued expense discipline, position us well for earnings growth in the back half of 2021.

“Looking further at the U.S. segment results, as we began the second quarter, loan demand was under pressure with two rounds of stimulus and tax refunds being paid out in the first quarter. The recovery in lending demand we experienced in the second quarter appears to be driven by the further reopening of the economy, waning stimulus programs and consumer price inflation. More importantly, lending originations in the U.S. have continued to improve in July and are now nearing normalized 2019 levels. The major unknown at this point will be the potential impact, if any, of advance payments of the federal child tax credits which began in mid-July. Retail sales remained solid during the quarter and despite the declining impact of stimulus, retail margins through June remained at record levels.

“In Latin America, and Mexico in particular, the impact of COVID-19 on 2020 lending volumes was less severe and recovered more quickly due to limited governmental support programs. Resulting lending activity in the second quarter essentially recovered to pre-pandemic levels and retail results were boosted by improved retail margins. As in the U.S., we have reduced ongoing same-store store operating expenses from 2019 levels in our Latin American markets through a combination of optimized staffing levels and technology initiatives.

“Looking ahead, we expect additional revenue and earnings growth through continued store expansion initiatives. The 28 stores acquired in Texas this year are primarily in rapidly growing markets surrounding Houston and San Antonio. The purchase price for these acquisitions was in line with our historical valuation metrics and we believe that these acquired stores will be immediately accretive to earnings. Coupled with the 36 new, or de novo, stores opened this year, we have added a total of 64 locations year-to-date. Combined with the 137 store additions in 2020, we have now added 201 locations in the past 18 months. We remain on target to open 50 to 60 de novo locations in 2021 and continue to see opportunities for additional acquisitions.

“Finally, we remain committed to further drive shareholder value through our dividend and stock repurchase programs. The quarterly cash dividend was raised to $0.30 per share in the second quarter and the Board again declared a $0.30 cash dividend for the third quarter. We also continued our stock repurchase program in the second quarter with $33 million of total repurchases as we completed the previous $100 million share repurchase program and initiated purchases under the new January 2021 $100 million repurchase program.

“We believe there are significant growth opportunities ahead that will continue to be driven by de novo store openings and strategic acquisitions. Combined with our focus on margin improvements and expense management, we believe that we can further increase earnings and enhance shareholder value,” concluded Mr. Wessel.

About FirstCash

FirstCash is the leading international operator of pawn stores with over 2,800 retail pawn locations and 16,000 employees in 24 U.S. states, the District of Columbia and four countries in Latin America including Mexico, Guatemala, Colombia and El Salvador. FirstCash focuses on serving cash and credit constrained consumers through its retail pawn locations, which buy and sell a wide variety of jewelry, electronics, tools, appliances, sporting goods, musical instruments and other merchandise, and make small consumer pawn loans secured by pledged personal property.

FirstCash is a component company in both the Standard & Poor’s MidCap 400 Index® and the Russell 2000 Index®. FirstCash’s common stock (ticker symbol “FCFS”) is traded on the Nasdaq, the creator of the world’s first electronic stock market. For additional information regarding FirstCash and the services it provides, visit FirstCash’s website located at http://www.firstcash.com.

Forward-Looking Information
This release contains forward-looking statements about the business, financial condition and prospects of FirstCash, Inc. and its wholly owned subsidiaries (together, the “Company”). Forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, can be identified by the use of forward-looking terminology such as “outlook,” “believes,” “projects,” “expects,” “may,” “estimates,” “should,” “plans,” “targets,” “intends,” “could,” “would,” “anticipates,” “potential,” “confident,” “optimistic,” or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy, objectives, estimates, guidance, expectations and future plans. Forward-looking statements can also be identified by the fact these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties.

While the Company believes the expectations reflected in forward-looking statements are reasonable, there can be no assurances such expectations will prove to be accurate. Security holders are cautioned such forward-looking statements involve risks and uncertainties. Certain factors may cause results to differ materially from those anticipated by the forward-looking statements made in this release. Such factors may include, without limitation, the risks, uncertainties and regulatory developments: (1) related to the COVID-19 pandemic, including the unknown duration and severity of the COVID-19 pandemic, which may be impacted by variants of the COVID-19 virus and the timing, availability and efficacy of the COVID-19 vaccines in the jurisdictions in which the Company operates, the impact of governmental responses that have been, and may in the future be, imposed in response to the pandemic, including stimulus programs which could adversely impact lending demand and regulations which could adversely affect the Company’s ability to continue to fully operate, potential changes in consumer behavior and shopping patterns which could impact demand for both the Company’s pawn loan and retail products, changes in the economic conditions in the United States and Latin America, which potentially could have an impact on discretionary consumer spending or impact demand for pawn loan products, and currency fluctuations, primarily involving the Mexican peso, and (2) discussed and described in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”), including the risks described in Part 1, Item 1A, “Risk Factors” thereof, and in the other reports filed subsequently by the Company with the SEC. Many of these risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. The forward-looking statements contained in this release speak only as of the date of this release, and the Company expressly disclaims any obligation or undertaking to report any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

FIRSTCASH, INC.
CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenue:
Retail merchandise sales	$265,567	$287,400	$537,609	$584,029
Pawn loan fees	109,909	101,990	225,431	244,105
Wholesale scrap jewelry sales	14,102	22,785	34,477	49,156
Consumer loan and credit services fees	—	571	—	1,946
Total revenue	389,578	412,746	797,517	879,236

Cost of revenue:
Cost of retail merchandise sold	153,424	171,511	310,577	356,206
Cost of wholesale scrap jewelry sold	11,932	18,357	29,129	41,204
Consumer loan and credit services loss provision	—	(223)	—	(584)
Total cost of revenue	165,356	189,645	339,706	396,826

Net revenue	224,222	223,101	457,811	482,410

Expenses and other income:
Store operating expenses	139,128	141,051	276,452	294,551
Administrative expenses	27,398	28,386	58,397	61,288
Depreciation and amortization	10,902	10,324	21,514	20,998
Interest expense	7,198	6,974	14,428	15,392
Interest income	(119)	(525)	(277)	(710)
Merger and acquisition expenses	1,086	134	1,252	202
(Gain) loss on foreign exchange	(577)	(614)	(310)	2,071
Write-off of certain Cash America merger related lease intangibles	401	182	1,279	3,812
Impairment of certain other assets	—	—	—	1,900
Total expenses and other income	185,417	185,912	372,735	399,504

Income before income taxes	38,805	37,189	85,076	82,906

Provision for income taxes	10,378	11,316	22,934	24,115

Net income	$28,427	$25,873	$62,142	$58,791

Earnings per share:
Basic	$0.70	$0.62	$1.52	$1.41
Diluted	$0.70	$0.62	$1.52	$1.41

Weighted-average shares outstanding:
Basic	40,754	41,440	40,893	41,676
Diluted	40,802	41,531	40,929	41,769

Dividends declared per common share	$0.30	$0.27	$0.57	$0.54

Certain amounts in the consolidated statements of income for the six months ended June 30, 2020 have been reclassified in order to conform to the 2021 presentation.

FIRSTCASH, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	June 30,		December 31,
	2021	2020	2020
ASSETS
Cash and cash equivalents	$50,061	$70,956	$65,850
Fees and service charges receivable	40,183	30,418	41,110
Pawn loans	312,166	230,383	308,231
Inventories	216,955	179,967	190,352
Income taxes receivable	7,324	4,988	9,634
Prepaid expenses and other current assets	11,698	10,865	9,388
Total current assets	638,387	527,577	624,565

Property and equipment, net	404,283	341,114	373,667
Operating lease right of use asset	299,223	283,063	298,957
Goodwill	1,017,273	929,575	977,381
Intangible assets, net	83,372	84,389	83,651
Other assets	9,406	9,037	9,818
Deferred tax assets	4,489	7,764	4,158
Total assets	$2,456,433	$2,182,519	$2,372,197

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued liabilities	$103,331	$69,810	$81,917
Customer deposits	44,486	35,439	34,719
Income taxes payable	369	13,230	1,148
Lease liability, current	89,027	83,580	88,622
Total current liabilities	237,213	202,059	206,406

Revolving unsecured credit facilities	163,000	200,000	123,000
Senior unsecured notes	493,303	296,923	492,916
Deferred tax liabilities	75,912	67,842	71,173
Lease liability, non-current	196,189	182,915	194,887
Total liabilities	1,165,617	949,739	1,088,382

Stockholders’ equity:
Common stock	493	493	493
Additional paid-in capital	1,219,948	1,226,512	1,221,788
Retained earnings	828,040	763,810	789,303
Accumulated other comprehensive loss	(115,790)	(172,150)	(118,432)
Common stock held in treasury, at cost	(641,875)	(585,885)	(609,337)
Total stockholders’ equity	1,290,816	1,232,780	1,283,815
Total liabilities and stockholders’ equity	$2,456,433	$2,182,519	$2,372,197

Certain amounts in the consolidated balance sheets as of June 30, 2020 have been reclassified in order to conform to the 2021 presentation.

FIRSTCASH, INC.
OPERATING INFORMATION
(UNAUDITED)

The Company’s reportable segments are as follows:

•U.S. operations
•Latin America operations - includes operations in Mexico, Guatemala, Colombia and El Salvador

The Company provides revenues, cost of revenues, store operating expenses, pre-tax operating income and earning assets by segment. Store operating expenses include salary and benefit expense of store-level employees, occupancy costs, bank charges, security, insurance, utilities, supplies and other costs incurred by the stores.

U.S. Operations Segment Results

The following table details earning assets, which consist of pawn loans and inventories, as well as other earning asset metrics of the U.S. operations segment as of June 30, 2021 as compared to June 30, 2020 (dollars in thousands, except as otherwise noted):

	As of June 30,
	2021	2020	Increase
U.S. Operations Segment
Earning assets:
Pawn loans	$203,838	$158,253	29%
Inventories	144,083	120,408	20%
	$347,921	$278,661	25%

Average outstanding pawn loan amount (in ones)	$209	$190	10%

Composition of pawn collateral:
General merchandise	35%	31%
Jewelry	65%	69%
	100%	100%

Composition of inventories:
General merchandise	49%	38%
Jewelry	51%	62%
	100%	100%

Percentage of inventory aged greater than one year	1%	3%

Inventory turns (trailing twelve months cost of merchandise sales divided by average inventories)	3.1 times	3.2 times

FIRSTCASH, INC.
OPERATING INFORMATION (CONTINUED)
(UNAUDITED)

The following table presents segment pre-tax operating income and other operating metrics of the U.S. operations segment for the three months ended June 30, 2021 as compared to the three months ended June 30, 2020 (dollars in thousands):

	Three Months Ended
	June 30,
	2021	2020	Decrease
U.S. Operations Segment
Revenue:
Retail merchandise sales	$173,254	$208,944	(17)%
Pawn loan fees	66,942	71,900	(7)%
Wholesale scrap jewelry sales	6,846	9,557	(28)%
Consumer loan and credit services fees (1)	—	571	(100)%
Total revenue	247,042	290,972	(15)%

Cost of revenue:
Cost of retail merchandise sold	95,599	121,661	(21)%
Cost of wholesale scrap jewelry sold	5,387	8,432	(36)%
Consumer loan and credit services loss provision (1)	—	(223)	(100)%
Total cost of revenue	100,986	129,870	(22)%

Net revenue	146,056	161,102	(9)%

Segment expenses:
Store operating expenses	93,574	103,302	(9)%
Depreciation and amortization	5,347	5,561	(4)%
Total segment expenses	98,921	108,863	(9)%

Segment pre-tax operating income	$47,135	$52,239	(10)%

Operating metrics:
Retail merchandise sales margin	45%	42%
Wholesale scrap jewelry sales margin	21%	12%
Net revenue margin	59%	55%
Segment pre-tax operating margin	19%	18%

(1)Effective June 30, 2020, the Company no longer offers an unsecured consumer loan product in the U.S.

FIRSTCASH, INC.
OPERATING INFORMATION (CONTINUED)
(UNAUDITED)

The following table presents segment pre-tax operating income and other operating metrics of the U.S. operations segment for the six months ended June 30, 2021 as compared to the six months ended June 30, 2020 (dollars in thousands):

	Six Months Ended
	June 30,
	2021	2020	Decrease
U.S. Operations Segment
Revenue:
Retail merchandise sales	$363,211	$404,910	(10)%
Pawn loan fees	143,339	169,757	(16)%
Wholesale scrap jewelry sales	16,049	25,035	(36)%
Consumer loan and credit services fees (1)	—	1,946	(100)%
Total revenue	522,599	601,648	(13)%

Cost of revenue:
Cost of retail merchandise sold	202,129	241,190	(16)%
Cost of wholesale scrap jewelry sold	12,900	22,438	(43)%
Consumer loan and credit services loss provision (1)	—	(584)	(100)%
Total cost of revenue	215,029	263,044	(18)%

Net revenue	307,570	338,604	(9)%

Segment expenses:
Store operating expenses	188,821	211,008	(11)%
Depreciation and amortization	10,729	10,962	(2)%
Total segment expenses	199,550	221,970	(10)%

Segment pre-tax operating income	$108,020	$116,634	(7)%

Operating metrics:
Retail merchandise sales margin	44%	40%
Wholesale scrap jewelry sales margin	20%	10%
Net revenue margin	59%	56%
Segment pre-tax operating margin	21%	19%

(1)Effective June 30, 2020, the Company no longer offers an unsecured consumer loan product in the U.S.

FIRSTCASH, INC.
OPERATING INFORMATION (CONTINUED)
(UNAUDITED)

Latin America Operations Segment Results

The Company’s management reviews and analyzes certain operating results in Latin America on a constant currency basis because the Company believes this better represents the Company’s underlying business trends. Constant currency results are non-GAAP financial measures, which exclude the effects of foreign currency translation and are calculated by translating current-year results at prior-year average exchange rates. The wholesale scrap jewelry sales in Latin America are priced and settled in U.S. dollars, and are not affected by foreign currency translation, as are a small percentage of the operating and administrative expenses in Latin America, which are billed and paid in U.S. dollars. Amounts presented on a constant currency basis are denoted as such. See the “Constant Currency Results” section below for additional discussion of constant currency results.

The following table provides exchange rates for the Mexican peso, Guatemalan quetzal and Colombian peso for the current and prior-year periods:

	June 30,
	2021	2020	Favorable
Mexican peso / U.S. dollar exchange rate:
End-of-period	19.8	23.0	14%
Three months ended	20.1	23.4	14%
Six months ended	20.2	21.6	6%

Guatemalan quetzal / U.S. dollar exchange rate:
End-of-period	7.7	7.7	—%
Three months ended	7.7	7.7	—%
Six months ended	7.7	7.7	—%

Colombian peso / U.S. dollar exchange rate:
End-of-period	3,757	3,759	—%
Three months ended	3,690	3,846	4%
Six months ended	3,622	3,689	2%

FIRSTCASH, INC.
OPERATING INFORMATION (CONTINUED)
(UNAUDITED)

The following table details earning assets, which consist of pawn loans and inventories, as well as other earning asset metrics of the Latin America operations segment as of June 30, 2021 as compared to June 30, 2020 (dollars in thousands, except as otherwise noted):

				Constant Currency Basis
				As of
				June 30,
	As of June 30,			2021	Increase
	2021	2020	Increase	(Non-GAAP)	(Non-GAAP)
Latin America Operations Segment
Earning assets:
Pawn loans	$108,328	$72,130	50%	$94,098	30%
Inventories	72,872	59,559	22%	63,300	6%
	$181,200	$131,689	38%	$157,398	20%

Average outstanding pawn loan amount (in ones)	$80	$59	36%	$69	17%

Composition of pawn collateral:
General merchandise	67%	66%
Jewelry	33%	34%
	100%	100%

Composition of inventories:
General merchandise	64%	61%
Jewelry	36%	39%
	100%	100%

Percentage of inventory aged greater than one year	1%	2%

Inventory turns (trailing twelve months cost of merchandise sales divided by average inventories)	4.4 times	3.9 times

FIRSTCASH, INC.
OPERATING INFORMATION (CONTINUED)
(UNAUDITED)

The following table presents segment pre-tax operating income and other operating metrics of the Latin America operations segment for the three months ended June 30, 2021 as compared to the three months ended June 30, 2020 (dollars in thousands):

				Constant Currency Basis
				Three Months
				Ended
	Three Months Ended			June 30,	Increase /
	June 30,		Increase /	2021	(Decrease)
	2021	2020	(Decrease)	(Non-GAAP)	(Non-GAAP)
Latin America Operations Segment
Revenue:
Retail merchandise sales	$92,313	$78,456	18%	$79,905	2%
Pawn loan fees	42,967	30,090	43%	37,175	24%
Wholesale scrap jewelry sales	7,256	13,228	(45)%	7,256	(45)%
Total revenue	142,536	121,774	17%	124,336	2%

Cost of revenue:
Cost of retail merchandise sold	57,825	49,850	16%	50,076	—%
Cost of wholesale scrap jewelry sold	6,545	9,925	(34)%	5,645	(43)%
Total cost of revenue	64,370	59,775	8%	55,721	(7)%

Net revenue	78,166	61,999	26%	68,615	11%

Segment expenses:
Store operating expenses	45,554	37,749	21%	39,793	5%
Depreciation and amortization	4,534	3,602	26%	3,995	11%
Total segment expenses	50,088	41,351	21%	43,788	6%

Segment pre-tax operating income	$28,078	$20,648	36%	$24,827	20%

Operating metrics:
Retail merchandise sales margin	37%	36%		37%
Wholesale scrap jewelry sales margin	10%	25%		22%
Net revenue margin	55%	51%		55%
Segment pre-tax operating margin	20%	17%		20%

FIRSTCASH, INC.
OPERATING INFORMATION (CONTINUED)
(UNAUDITED)

The following table presents segment pre-tax operating income and other operating metrics of the Latin America operations segment for the six months ended June 30, 2021 as compared to the six months ended June 30, 2020 (dollars in thousands):

				Constant Currency Basis
				Six Months
				Ended
	Six Months Ended			June 30,	Increase /
	June 30,		Increase /	2021	(Decrease)
	2021	2020	(Decrease)	(Non-GAAP)	(Non-GAAP)
Latin America Operations Segment
Revenue:
Retail merchandise sales	$174,398	$179,119	(3)%	$163,529	(9)%
Pawn loan fees	82,092	74,348	10%	76,951	4%
Wholesale scrap jewelry sales	18,428	24,121	(24)%	18,428	(24)%
Total revenue	274,918	277,588	(1)%	258,908	(7)%

Cost of revenue:
Cost of retail merchandise sold	108,448	115,016	(6)%	101,709	(12)%
Cost of wholesale scrap jewelry sold	16,229	18,766	(14)%	15,210	(19)%
Total cost of revenue	124,677	133,782	(7)%	116,919	(13)%

Net revenue	150,241	143,806	4%	141,989	(1)%

Segment expenses:
Store operating expenses	87,631	83,543	5%	82,513	(1)%
Depreciation and amortization	8,797	7,665	15%	8,310	8%
Total segment expenses	96,428	91,208	6%	90,823	—%

Segment pre-tax operating income	$53,813	$52,598	2%	$51,166	(3)%

Operating metrics:
Retail merchandise sales margin	38%	36%		38%
Wholesale scrap jewelry sales margin	12%	22%		17%
Net revenue margin	55%	52%		55%
Segment pre-tax operating margin	20%	19%		20%

FIRSTCASH, INC.
OPERATING INFORMATION (CONTINUED)
(UNAUDITED)

Consolidated Results of Operations

The following table reconciles pre-tax operating income of the Company’s U.S. operations segment and Latin America operations segment discussed above to consolidated net income (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Consolidated Results of Operations
Segment pre-tax operating income:
U.S. operations	$47,135	$52,239	$108,020	$116,634
Latin America operations	28,078	20,648	53,813	52,598
Consolidated segment pre-tax operating income	75,213	72,887	161,833	169,232

Corporate expenses and other income:
Administrative expenses	27,398	28,386	58,397	61,288
Depreciation and amortization	1,021	1,161	1,988	2,371
Interest expense	7,198	6,974	14,428	15,392
Interest income	(119)	(525)	(277)	(710)
Merger and acquisition expenses	1,086	134	1,252	202
(Gain) loss on foreign exchange	(577)	(614)	(310)	2,071
Write-off of certain Cash America merger related lease intangibles	401	182	1,279	3,812
Impairment of certain other assets	—	—	—	1,900
Total corporate expenses and other income	36,408	35,698	76,757	86,326

Income before income taxes	38,805	37,189	85,076	82,906

Provision for income taxes	10,378	11,316	22,934	24,115

Net income	$28,427	$25,873	$62,142	$58,791

FIRSTCASH, INC.
STORE COUNT ACTIVITY

The following tables detail store count activity:

	Three Months Ended June 30, 2021
	U.S.	Latin America
	Operations Segment	Operations Segment	Total Locations
Total locations, beginning of period	1,046	1,725	2,771
New locations opened	1	11	12
Locations acquired	26	—	26
Consolidation of existing pawn locations (1)	(2)	(3)	(5)
Total locations, end of period	1,071	1,733	2,804

	Six Months Ended June 30, 2021
	U.S.	Latin America
	Operations Segment	Operations Segment	Total Locations
Total locations, beginning of period	1,046	1,702	2,748
New locations opened	1	35	36
Locations acquired	28	—	28
Consolidation of existing pawn locations (1)	(4)	(4)	(8)
Total locations, end of period	1,071	1,733	2,804

(1)Store consolidations were primarily acquired locations over the past four years which have been combined with overlapping stores and for which the Company expects to maintain a significant portion of the acquired customer base in the consolidated location.

FIRSTCASH, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
TO GAAP FINANCIAL MEASURES
(UNAUDITED)

The Company uses certain financial calculations such as adjusted net income, adjusted diluted earnings per share, EBITDA, adjusted EBITDA, free cash flow, adjusted free cash flow and constant currency results as factors in the measurement and evaluation of the Company’s operating performance and period-over-period growth. The Company derives these financial calculations on the basis of methodologies other than generally accepted accounting principles (“GAAP”), primarily by excluding from a comparable GAAP measure certain items the Company does not consider to be representative of its actual operating performance. These financial calculations are “non-GAAP financial measures” as defined under the SEC rules. The Company uses these non-GAAP financial measures in operating its business because management believes they are less susceptible to variances in actual operating performance that can result from the excluded items, other infrequent charges and currency fluctuations. The Company presents these financial measures to investors because management believes they are useful to investors in evaluating the primary factors that drive the Company’s core operating performance and provide greater transparency into the Company’s results of operations. However, items that are excluded and other adjustments and assumptions that are made in calculating these non-GAAP financial measures are significant components in understanding and assessing the Company’s financial performance. These non-GAAP financial measures should be evaluated in conjunction with, and are not a substitute for, the Company’s GAAP financial measures. Further, because these non-GAAP financial measures are not determined in accordance with GAAP and are thus susceptible to varying calculations, the non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures of other companies.

While acquisitions are an important part of the Company’s overall strategy, the Company has adjusted the applicable financial calculations to exclude merger and acquisition expenses to allow more accurate comparisons of the financial results to prior periods. In addition, the Company does not consider these merger and acquisition expenses to be related to the organic operations of the acquired businesses or its continuing operations and such expenses are generally not relevant to assessing or estimating the long-term performance of the acquired businesses. Merger and acquisition expenses include incremental costs directly associated with merger and acquisition activities, including professional fees, legal expenses, severance, retention and other employee-related costs, contract breakage costs and costs related to the consolidation of technology systems and corporate facilities, among others.

The Company has certain leases in Mexico which are denominated in U.S. dollars. The lease liability of these U.S. dollar denominated leases, which is considered a monetary liability, is remeasured into Mexican pesos using current period exchange rates resulting in the recognition of foreign currency exchange gains or losses. The Company has adjusted the applicable financial measures to exclude these remeasurement gains or losses because they are non-cash, non-operating items that could create volatility in the Company’s consolidated results of operations due to the magnitude of the end of period lease liability being remeasured and to improve comparability of current periods presented with prior periods.

In conjunction with the Cash America merger in 2016, the Company recorded certain lease intangibles related to above or below market lease liabilities of Cash America which are included in the operating lease right of use asset on the consolidated balance sheets. As the Company continues to opportunistically purchase real estate from landlords at certain Cash America stores, the associated lease intangible, if any, is written-off and gain or loss is recognized. The Company has adjusted the applicable financial measures to exclude these gains or losses given the variability in size and timing of these transactions and because they are non-cash, non-operating gains or losses. The Company believes this improves comparability of operating results for current periods presented with prior periods.

FIRSTCASH, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
TO GAAP FINANCIAL MEASURES (CONTINUED)
(UNAUDITED)

Adjusted Net Income and Adjusted Diluted Earnings Per Share

Management believes the presentation of adjusted net income and adjusted diluted earnings per share provides investors with greater transparency and provides a more complete understanding of the Company’s financial performance and prospects for the future by excluding items that management believes are non-operating in nature and not representative of the Company’s core operating performance of its continuing operations. In addition, management believes the adjustments shown below are useful to investors in order to allow them to compare the Company’s financial results for the current periods presented with the prior periods presented.

The following table provides a reconciliation between net income and diluted earnings per share calculated in accordance with GAAP to adjusted net income and adjusted diluted earnings per share, which are shown net of tax (in thousands, except per share amounts):

	Three Months Ended June 30,				Six Months Ended June 30,
	2021		2020		2021		2020
	In Thousands	Per Share	In Thousands	Per Share	In Thousands	Per Share	In Thousands	Per Share
Net income and diluted earnings per share, as reported	$28,427	$0.70	$25,873	$0.62	$62,142	$1.52	$58,791	$1.41
Adjustments, net of tax:
Merger and acquisition expenses	826	0.02	96	—	942	0.02	146	—
Non-cash foreign currency (gain) loss related to lease liability	(524)	(0.02)	(308)	—	(103)	—	2,761	0.07
Non-cash write-off of certain Cash America merger related lease intangibles	309	0.01	140	—	985	0.02	2,935	0.07
Non-cash impairment of certain other assets (1)	—	—	—	—	—	—	1,463	0.04
Consumer lending wind-down costs and asset impairments	—	—	71	—	—	—	71	—
Adjusted net income and diluted earnings per share	$29,038	$0.71	$25,872	$0.62	$63,966	$1.56	$66,167	$1.59

(1)Impairment related to a non-operating asset in which the Company determined that an other than temporary impairment existed as of March 31, 2020.

FIRSTCASH, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
TO GAAP FINANCIAL MEASURES (CONTINUED)
(UNAUDITED)

The following tables provide a reconciliation of the gross amounts, the impact of income taxes and the net amounts for the adjustments included in the table above (in thousands):

	Three Months Ended June 30,
	2021			2020
	Pre-tax	Tax	After-tax	Pre-tax	Tax	After-tax
Merger and acquisition expenses	$1,086	$260	$826	$134	$38	$96
Non-cash foreign currency gain related to lease liability	(749)	(225)	(524)	(440)	(132)	(308)
Non-cash write-off of certain Cash America merger related lease intangibles	401	92	309	182	42	140
Consumer lending wind-down costs and asset impairments	—	—	—	92	21	71
Total adjustments	$738	$127	$611	$(32)	$(31)	$(1)

	Six Months Ended June 30,
	2021			2020
	Pre-tax	Tax	After-tax	Pre-tax	Tax	After-tax
Merger and acquisition expenses	$1,252	$310	$942	$202	$56	$146
Non-cash foreign currency (gain) loss related to lease liability	(147)	(44)	(103)	3,944	1,183	2,761
Non-cash write-off of certain Cash America merger related lease intangibles	1,279	294	985	3,812	877	2,935
Non-cash impairment of certain other assets	—	—	—	1,900	437	1,463
Consumer lending wind-down costs and asset impairments	—	—	—	92	21	71
Total adjustments	$2,384	$560	$1,824	$9,950	$2,574	$7,376

FIRSTCASH, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
TO GAAP FINANCIAL MEASURES (CONTINUED)
(UNAUDITED)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA

The Company defines EBITDA as net income before income taxes, depreciation and amortization, interest expense and interest income and adjusted EBITDA as EBITDA adjusted for certain items as listed below that management considers to be non-operating in nature and not representative of its actual operating performance. The Company believes EBITDA and adjusted EBITDA are commonly used by investors to assess a company’s financial performance, and adjusted EBITDA is used in the calculation of the net debt ratio as defined in the Company’s senior unsecured notes covenants. The following table provides a reconciliation of net income to EBITDA and adjusted EBITDA (dollars in thousands):

					Trailing Twelve
	Three Months Ended		Six Months Ended		Months Ended
	June 30,		June 30,		June 30,
	2021	2020	2021	2020	2021		2020
Net income	$28,427	$25,873	$62,142	$58,791	$109,930		$147,706
Income taxes	10,378	11,316	22,934	24,115	35,939		55,682
Depreciation and amortization	10,902	10,324	21,514	20,998	42,621		42,518
Interest expense	7,198	6,974	14,428	15,392	28,380		32,509
Interest income	(119)	(525)	(277)	(710)	(1,107)		(1,406)
EBITDA	56,786	53,962	120,741	118,586	215,763		277,009
Adjustments:
Merger and acquisition expenses	1,086	134	1,252	202	2,366		1,263
Non-cash foreign currency (gain) loss related to lease liability	(749)	(440)	(147)	3,944	(2,842)		3,546
Loss on extinguishment of debt	—	—	—	—	11,737		—
Non-cash write-off of certain Cash America merger related lease intangibles	401	182	1,279	3,812	4,522		3,812
Non-cash impairment of certain other assets	—	—	—	1,900	—		1,900
Consumer lending wind-down costs and asset impairments	—	92	—	92	17		1,002
Adjusted EBITDA	$57,524	$53,930	$123,125	$128,536	$231,563		$288,532

Net debt ratio calculation:
Total debt (outstanding principal)					$663,000		$500,000
Less: cash and cash equivalents					(50,061)		(70,956)
Net debt					$612,939		$429,044
Adjusted EBITDA					$231,563		$288,532
Net debt ratio (net debt divided by adjusted EBITDA)					2.6	:1	1.5	:1

FIRSTCASH, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
TO GAAP FINANCIAL MEASURES (CONTINUED)
(UNAUDITED)

Free Cash Flow and Adjusted Free Cash Flow

For purposes of its internal liquidity assessments, the Company considers free cash flow and adjusted free cash flow. The Company defines free cash flow as cash flow from operating activities less purchases of furniture, fixtures, equipment and improvements and net fundings/repayments of loan receivables, which are considered to be operating in nature by the Company but are included in cash flow from investing activities. Adjusted free cash flow is defined as free cash flow adjusted for merger and acquisition expenses paid that management considers to be non-operating in nature.

Free cash flow and adjusted free cash flow are commonly used by investors as an additional measure of cash generated by business operations that may be used to repay scheduled debt maturities and debt service or, following payment of such debt obligations and other non-discretionary items, may be available to invest in future growth through new business development activities or acquisitions, repurchase stock, pay cash dividends or repay debt obligations prior to their maturities. These metrics can also be used to evaluate the Company’s ability to generate cash flow from business operations and the impact that this cash flow has on the Company’s liquidity. However, free cash flow and adjusted free cash flow have limitations as analytical tools and should not be considered in isolation or as a substitute for cash flow from operating activities or other income statement data prepared in accordance with GAAP. The following table reconciles cash flow from operating activities to free cash flow and adjusted free cash flow (in thousands):

					Trailing Twelve
	Three Months Ended		Six Months Ended		Months Ended
	June 30,		June 30,		June 30,
	2021	2020	2021	2020	2021	2020
Cash flow from operating activities	$44,575	$65,914	$113,749	$143,299	$192,714	$268,922
Cash flow from investing activities:
Loan receivables, net (1)	(50,886)	126,000	(8,492)	178,279	(79,763)	193,111
Purchases of furniture, fixtures, equipment and improvements	(11,534)	(9,895)	(21,025)	(20,476)	(38,092)	(41,883)
Free cash flow	(17,845)	182,019	84,232	301,102	74,859	420,150
Merger and acquisition expenses paid, net of tax benefit	826	96	942	146	1,787	892
Adjusted free cash flow	$(17,019)	$182,115	$85,174	$301,248	$76,646	$421,042

(1)Includes the funding of new loans net of cash repayments and recovery of principal through the sale of inventories acquired from forfeiture of pawn collateral.

FIRSTCASH, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
TO GAAP FINANCIAL MEASURES (CONTINUED)
(UNAUDITED)

Constant Currency Results

The Company’s reporting currency is the U.S. dollar. However, certain performance metrics discussed in this release are presented on a “constant currency” basis, which is considered a non-GAAP financial measure. The Company’s management uses constant currency results to evaluate operating results of business operations in Latin America, which are primarily transacted in local currencies.

The Company believes constant currency results provide valuable supplemental information regarding the underlying performance of its business operations in Latin America, consistent with how the Company’s management evaluates such performance and operating results. Constant currency results reported herein are calculated by translating certain balance sheet and income statement items denominated in local currencies using the exchange rate from the prior-year comparable period, as opposed to the current comparable period, in order to exclude the effects of foreign currency rate fluctuations for purposes of evaluating period-over-period comparisons. Business operations in Mexico, Guatemala and Colombia are transacted in Mexican pesos, Guatemalan quetzales and Colombian pesos. The Company also has operations in El Salvador where the reporting and functional currency is the U.S. dollar. See the Latin America operations segment tables elsewhere in this release for an additional reconciliation of certain constant currency amounts to as reported GAAP amounts.

For further information, please contact:
Gar Jackson
Global IR Group
Phone:     (817) 886-6998
Email:     gar@globalirgroup.com

Doug Orr, Executive Vice President and Chief Financial Officer
Phone:    (817) 258-2650
Email:     investorrelations@firstcash.com
Website:    investors.firstcash.com